EXHIBIT 21.1

            SUBSIDIARIES OF CONSORTIUM SERVICE MANAGEMENT GROUP, INC.

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                  SUBSIDIARY            JURISDICTION OF INCORPORATION

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          Anaerobic Farm Waste, Inc.               Oklahoma

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              CSMG Gastech, LLC                     Texas
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           Live Tissue Connect, Inc.               Delaware

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